SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 19, 2007
SPARTECH CORPORATION

(Exact name of registrant as specified in its charter)
DELAWARE

(State or other jurisdiction of incorporation)

1-5911	43-0761773

(Commission File Number)	(IRS Employer Identification No.)
120 South Central Avenue, Suite 1700, Clayton, Missouri    63105

(Address of principal executive offices)              (Zip Code)
(314) 721-4242

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPARTECH CORPORATION
FORM 8-K

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
5.02(c) On December 19, 2007 the Company’s Board of Directors appointed Michael G. Marcely, Vice President and Corporate Controller of the Company, as the Company’s Principal Accounting Officer in addition to his other responsibilities. Mr. Marcely, age 40, is a CPA. He has served as Vice President of the Company since December 2004, Corporate Controller of the Company since July 2004, and Assistant Secretary of the Company since June 2005; and he was Director of Internal Audit of the Company from January 2003 to July 2004. Before joining the Company in 2003, Mr. Marcely was with Ernst & Young LLP for four years, Emerson Electric for four years and KPMG LLP for six years.
5.02(e) On December 19, 2007 the Company’s Board of Directors approved amendments to the Company’s Nonqualified Deferred Compensation Plan, in which all of its executive officers participate.
The primary purpose of the amendments was to conform the Plan to the restrictions on deferred compensation arrangements imposed by Internal Revenue Code Section 409A and the regulations thereunder. The amendments provide for interest to be paid on accounts whose distribution is required to be deferred due to restrictions imposed by Section 409A, and allow certain distributions in order to pay taxes imposed under Section 409A. The amendments also clarify certain terminology used in the Plan relating to valuation of accounts.
The amended Nonqualified Deferred Compensation Plan is attached as Exhibit 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On December 19, 2007 the Company’s Board of Directors approved amendments to Sections 1, 2, 3 and 4 of Article VI of the Company’s Bylaws, to permit the issuance of uncertificated shares, as required by January 1, 2008 under the listing standards of the New York Stock Exchange. Under the amendments, the Company shares of stock may be issued in uncertificated or book entry form; provided that any stockholder remains entitled to have a certificate issued to him or her upon request.
The Bylaws as amended are attached as Exhibit 5.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

5.02	Spartech Corporation Deferred Compensation Plan, as amended.

5.03	Bylaws of Spartech Corporation, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTECH CORPORATION
Date December 20, 2007	By:	/s/ JEFFREY D. FISHER
Jeffrey D. Fisher
Senior Vice President, General Counsel and Secretary